UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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[   ]   Definitive Proxy Statement

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[   ]   Soliciting Material Pursuant to Section 240.14a-12

ENERGY EAST CORPORATION
____________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

____________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EnergyEast
Energy East Corporation	Robert D. Kump Vice President, Treasurer & Secretary

June 1, 2004

Dear Shareholder:

We have previously sent to you proxy material for the 2004 Annual Meeting of Stockholders of Energy East Corporation to be held on June 18, 2004. Your Board of Directors has unanimously recommended that shareholders vote FOR all of the proposals under consideration.

In regards to Proposal 4, approval of an existing employee stock purchase plan, I would like to provide you with the following additional information. Under a post-effective amendment to a registration statement on Form S-8 filed with the Securities and
Exchange Commission on March 30, 1999, the company registered 747,800 shares of common stock for the employee stock purchase plan. As of March 31, 2004, there were 459,648 shares of common stock available under the registration statement.

Please help your company avoid the expense of further solicitation by signing, dating and returning the enclosed proxy card today.

      Thank you for your continued support of our Company.

Sincerely, /s/Robert D. Kump